Exhibit 10.2

Seventh Amendment

to

Amended and Restated Credit Agreement

among

Rex Energy Corporation,

as Borrower,

The Guarantors,

Royal Bank of Canada,

as Administrative Agent,

KeyBank National Association,

as Syndication Agent,

SunTrust Bank,

as Documentation Agent,

RBC Capital Markets,

KeyBank National Association,

and

SunTrust Bank,

as Joint Lead Arrangers and Joint Bookrunners,

and

The Lenders Signatory Hereto

Dated as of March 27, 2015

Seventh Amendment to Amended and Restated Credit Agreement

This Seventh Amendment to Amended and Restated Credit Agreement (this “Seventh Amendment”) dated as of March 27, 2015 is among Rex Energy Corporation, a corporation formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A.The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 27, 2013 (as amended by the First Amendment to Amended and Restated Credit Agreement dated January 14, 2013, the Second Amendment to Amended and Restated Credit Agreement dated as of March 26, 2014, the Third Amendment to Amended and Restated Credit Agreement dated as of July 11, 2014, the Fourth Amendment to Amended and Restated Credit Agreement dated as of August 15, 2014, the Fifth Amendment to Amended and Restated Credit Agreement dated as of September 12, 2014 and the Sixth Amendment to Amended and Restated Credit Agreement dated as of December 16, 2014, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower and Guarantors are parties to that certain Amended and Restated Guaranty and Collateral Agreement dated as of March 27, 2013 made by each of the Grantors (as defined therein) in favor of the Administrative Agent (the “Guaranty”).

C.The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Seventh Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all article and section references in this Seventh Amendment refer to articles and sections of the Credit Agreement.

Section 2.Amendments to Section 1.02 – Certain Defined Terms.

2.1The definitions of “Pro Forma Compliance,” “Sixth Amendment,” “Sixth Amendment Effective Date” and “Total Net Debt” are hereby deleted in their entirety.

Section 3.Amendment to Section 9.01(b).  Section 9.01(b) is hereby amended and restated in its entirety to read as follows:

(b)Ratio of Net Senior Secured Debt to EBITDAX.  The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of Net Senior Secured Debt as of such date to EBITDAX for the period of four fiscal quarters then ending on such day to be greater than (i) 1.75 to 1.00 for the fiscal quarter ending December 31, 2014 and (ii) 3.00 to 1.00 for any fiscal quarter ending on or after March 31, 2015.

Section 4.Amendment to Section 9.02(i).  Section 9.02(i) is hereby amended and restated in its entirety to read as follows:

(i)Senior Debt and any guarantees thereof, in an aggregate stated principal amount of which does not exceed $675,000,000 at any time outstanding; provided that: (i) the Borrower shall have complied with Section 8.01(s); (ii) both before and immediately after giving effect to the incurrence of any such Debt, no Default, Event of Default or Borrowing Base Deficiency exists or would exist (after giving effect to any concurrent prepayment made pursuant to Section 3.04(c)(iii) and any concurrent repayment of Debt with the proceeds of such incurrence, if any); (iii) the Borrowing Base shall be adjusted to the extent required by Section 2.07(e) (unless after giving effect to any concurrent Redemption of existing Senior Debt with the proceeds of such additional Senior Debt then being incurred, the aggregate stated principal amount of Senior Debt outstanding has not increased as a result of such incurrence) and the Borrower shall make any prepayment required by Section 3.04(c)(iii)(if applicable); (iv) such Senior Debt does not have any scheduled principal amortization prior to the date which is one hundred eighty days after the Maturity Date; (v) such Senior Debt does not mature sooner than the date which is one hundred eighty days after the Maturity Date; (vi) no Subsidiary is required to guarantee such Senior Debt unless such Subsidiary has guaranteed the Indebtedness pursuant to the Guaranty Agreement; (vii) if such Senior Debt is senior subordinated Debt, such Senior Debt is expressly subordinate to the payment in full of all of the Indebtedness on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders; (viii) such Senior Debt and any guarantees thereof are on terms, taken as a whole, at least as favorable to the Borrower and the Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as determined by the Administrative Agent and the Required Lenders; and (ix) such Senior Debt does not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Indebtedness.

Section 5.Amendment to Section 9.19.  The proviso in clause (i) of Section 9.19 is hereby amended and restated to read as follows:

provided that, so long as no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, the Borrower may prepay Senior Debt with the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Borrower or with the proceeds of Senior Debt incurred pursuant to Section 9.02(i);

Section 6.Borrowing Base Decrease.  For the period from and including the Seventh Amendment Effective Date (as defined below) to but excluding the next Redetermination Date, the Borrowing Base shall be equal to $350,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 2.07(f), 8.13(c) or 9.12(d) of the Credit Agreement.  This Borrowing Base decrease shall constitute the April 1, 2015 Scheduled Redetermination.

Section 7.Conditions Precedent.  This Seventh Amendment shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02) (the “Seventh Amendment Effective Date”):

7.1Seventh Amendment.  The Administrative Agent shall have received multiple counterparts as requested of this Seventh Amendment from the Borrower, each other Obligor and the Required Lenders.

7.2Payment of Outstanding Invoices.  Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Seventh Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower (including, but not limited to the reasonable fees of Paul Hastings LLP).

7.3No Default.  No Default or Event of Default shall be continuing as of the Seventh Amendment Effective Date.

Section 8.Representations and Warranties; Etc.  Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this Seventh Amendment, after giving effect to the terms of this Seventh Amendment, all of the representations and warranties made by it contained in each Loan Document to which it is a party are true and correct in all material respects as though made on and as of the Seventh Amendment Effective Date (unless made as of a specific earlier date, in which case, was true and correct in all material respects as of such date); and (b) that after giving effect to this Seventh Amendment and to the transactions contemplated hereby, no Default exists or will exist under any Loan Document to which it is a party.

Section 9.Miscellaneous.

9.1Confirmation.  The provisions of the Credit Agreement (as amended by this Seventh Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Seventh Amendment.

9.2Ratification and Affirmation of the Obligors.  Each Obligor hereby expressly (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party, and agrees that each Loan Document to which it is a party remains in full force and effect, as amended hereby; and (c) agrees that from and after the Seventh Amendment Effective Date each reference to the Credit Agreement in the Guaranty and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Seventh Amendment.

9.3Loan Document.  This Seventh Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

9.4Severability.  Any provision of this Seventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.5Successors and Assigns.  This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.6Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Seventh Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.

9.7No Oral Agreement. This written Seventh Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

9.8Governing Law.  This Seventh Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed effective as of the Seventh Amendment Effective Date.

BORROWER:	REX ENERGY CORPORATION

	By:	/s/ Thomas Rajan
Name: Thomas Rajan
Title: Chief Financial Officer

GUARANTORS:	REX ENERGY OPERATING CORP.

	By:	/s/ Thomas Rajan
Name: Thomas Rajan
Title: Chief Financial Officer

REX ENERGY I, LLC
PENNTEX RESOURCES ILLINOIS, INC.
REX ENERGY IV, LLC
R.E. GAS DEVELOPMENT, LLC

	By:	/s/ Thomas Rajan
Name: Thomas Rajan
Title: Chief Financial Officer

Seventh Amendment

Signature Page

ADMINISTRATIVE	ROYAL BANK OF CANADA,
AGENT, ISSUING	as Administrative Agent
BANK AND LENDER:

	By:	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

ROYAL BANK OF CANADA,
as Issuing Bank and as Lender

	By:	/s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

Seventh Amendment

Signature Page

SYNDICATION AGENT	KEYBANK NATIONAL ASSOCIATION
AND LENDER:

	By:	/s/ John Dravenstott
Name: John Dravenstott
Title: Vice President

Seventh Amendment

Signature Page

DOCUMENTATION AGENT	SUNTRUST BANK
AND LENDER:

	By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Vice President

Seventh Amendment

Signature Page

LENDERS:	BMO HARRIS FINANCING, INC.

	By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Managing Director

Seventh Amendment

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Suzanne Ridenhour
Name: Suzanne Ridenhour
Title: Director

Seventh Amendment

Signature Page

MUFG UNION BANK, N.A.

By:	/s/ Lara Francis
Name: Lara Francis
Title: Vice President

Seventh Amendment

Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Kristin N. Oswald
Name: Kristin N. Oswald
Title: Vice President

Seventh Amendment

Signature Page

M&T BANK

By:	/s/ David Ladori
Name: David Ladori
Title: Vice President

Seventh Amendment

Signature Page

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Todd S. Anderson
Name: Todd S. Anderson
Title: Vice President

Seventh Amendment

Signature Page

THE HUNTINGTON NATIONAL BANK

By:	/s/ Stephan Hoffman
Name: Stephan Hoffman
Title: Managing Director

Seventh Amendment

Signature Page

ONEWEST BANK N.A.

By:	/s/ Sean Murphy
Name: Sean Murphy
Title: Executive Vice President

Seventh Amendment

Signature Page